Exhibit 23.1

CONSENT OF CLANCY AND CO., P.L.L.C., INDEPENDENT AUDITORS

The Board of Directors
PacificNet Inc.

We consent to the incorporation by reference in this Registration Statement (Form S-1) of PacificNet Inc. of our report dated April 25, 2006, with respect to the consolidated financial statements of PacificNet Inc. included in itsAnnual Report (Form 10-KSB) for the year ended December 31, 2005, filed with the Securities and Exchange Commission, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Clancy and Co., P.L.L.C.

Scottsdale, Arizona
May 15, 2006